Lucas Energy, Inc. 8-K

Exhibit 2.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Agreement”) is made and entered into on the 13th day of April 2016, to be effective as of April 1, 2016 (the “Effective Date”), by and between Lucas Energy, Inc., a Nevada corporation (“Purchaser” or “Company”), Segundo Resources, LLC, a Texas limited liability company (the “Seller Representative”), each of the other individuals and entities set forth under the heading “Sellers” on the signature page(s) hereto (each, including the Seller Representative, a “Seller” and collectively, the “Sellers”, which term shall also include Menchaca as defined below), and Richard and Kimberly Menchaca (collectively, “Menchaca”), who both desire to ratify the terms and conditions of the Purchase Agreement (as defined below) and this Agreement as if an original Seller therein and herein, each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on December 30, 2015, the Parties entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Purchaser agreed to purchase from the Sellers, working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith (collectively, the “Assets”);

WHEREAS, subsequent to the Parties entry into the Purchase Agreement, the Parties determined that (a) certain of the closing requirements set forth in the Purchaser Agreement could not be completed as originally anticipated by the Parties; and (b) that certain other closing conditions, terms and provisions contemplated by the Purchase Agreement should be amended and revised; and

WHEREAS, the Parties now desire to enter into this Agreement to amend the Purchase Agreement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.           Amendments to Purchase Agreement. Effective for all purposes as of the Effective Date:

(a)         The List of Exhibits on page iv of the Purchase Agreement shall be updated to add and include Exhibit H, “Certification of Accredited Investor Status” and Exhibit I, “Selling Stockholder Questionnaire”, and the attached Exhibit H and Exhibit I shall be deemed added to the Purchase Agreement as Exhibits thereto. Exhibit D and Exhibit G, “Form of Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Redeemable Series B Convertible Preferred Stock” and “Capital Structure of Purchaser Immediately Following Closing”, respectively, are amended and restated as set forth in the attached Exhibit D and Exhibit G, respectively.

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(b)         Section 1.1 of the Purchase Agreement is amended by replacing the definitions of “Acquisition Proposal”, “Approved Issuances”, “Clearance Date”, “Proxy Statement”, “Registration Statement”, and “Transaction Documents”, with the following:

“(c)        “Acquisition Proposal” means, with respect to a Party hereto, any offer or proposal, whether written or oral, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser and Sellers or any Affiliates thereof (each, a “third party”) to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of (i) 20% or more of any class of the equity securities of such Party or (ii) 20% or more of the fair market value of the assets of the Purchaser or 20% or more of the fair market value of an individual Seller’s, Seller’s Assets, in each case pursuant to any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction or series of related transactions, which is structured to permit a third party to acquire beneficial ownership of (y) 20% or more of any class of equity securities of the Party or (z) 20% or more of the fair market value of the assets of the Purchaser or 20% or more of the fair market value of an individual Seller’s, Seller’s Assets. As to the Purchaser, the transactions contemplated by, or effected pursuant to: (I) the April 6, 2016, Securities Purchase Agreement with Discover Growth Fund; (II) the April 6, 2016, Stock Purchase Agreement with Discover Growth Fund; and (III) any convertible securities of the Purchaser (including, but not limited to warrants, convertible promissory notes and convertible preferred stock), which include a beneficial ownership limitation limiting the beneficial ownership of the holder(s) thereof to 20% or less than that number of the Purchaser’s outstanding Common Stock after conversion or exercise thereof, shall not be considered Acquisition Proposals hereunder.”

“(i)         “Approved Issuances” means (a) up to 30,000 shares of Common Stock, or Common Stock issuable on exercise or conversion of options, warrants or other convertible securities, or any combination thereof, issuable to employees, vendors, consultants, suppliers, partners or service providers or as employment inducements of Purchaser (including 20,000 shares of Common Stock planned to be issued to employees consistent with past practices of the Company through Closing); (b) shares of Common Stock issuable on exercise or conversion of options, warrants, Preferred Stock or other convertible securities, or any combination thereof, which are issued and outstanding as of the date of this Agreement (including 20,000 shares of Common Stock issuable upon conversion of the Purchaser’s outstanding Series A Convertible Preferred Stock) and up to an additional 350,000 shares of Common Stock issuable upon conversion or exercise thereof; and (c) issuances of Common Stock and Preferred Stock contemplated pursuant to the terms of this Agreement and the other Transaction Documents.”

“(m)       “Clearance Date” means the date on which the Proxy Statement has cleared comments with the SEC.”

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“(nn)      “Proxy Statement” means a proxy statement on Schedule 14A filed by the Purchaser with the SEC relating to the Stockholders’ Meeting.”

“(qq)      “Registration Statement” means a registration statement filed with the SEC registering the resale of the Registrable Securities, which registration statement shall be on Form S-1 or if available, Form S-3.”

“(fff)      “Transaction Documents” mean this Agreement, the Assignments, the Investor Certification, Stock Registration Forms, the Certifications of Accredited Investor Status, the Selling Stockholder Questionnaires, Amendments to Articles of Incorporation, Debt Assumption Agreements, Series B Designation, Assumption Agreements, Title Documents, all exhibits and schedules thereto, any other documents necessary to consummate the transaction contemplated by this Agreement and the instruments and documents required to be delivered hereunder at the Closing.”

(c)         Section 1.1 of the Purchase Agreement is amended by adding a new Section (m1) thereto, and including the definition of “Purchase Effective Date”, as follows:

“(m1)     “Purchase Effective Date” means April 1, 2016”

(d)         Section 2.1(d) of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 2.1(d):

“(d) all natural gas, casinghead gas, drip gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons (including produced water and carbon dioxide) whether gaseous or liquids, produced from or attributable to the Leases, or Wells (the “Hydrocarbons”) after the Purchase Effective Date;”

(e)         Section 2.2 of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 2.2:

“2.2       Reserved Assets. All of the Sellers’ rights, title and interests in and to the following (the “Reserved Assets”) are reserved and excepted from the sale and conveyance of the Assets by the Sellers:

(a)          revenues, accounts receivable, including third party recoveries, arising out of, associated with, or relating to the Assets that are attributable to the period prior to the Purchase Effective Date; and

(b)          Claims and rights relating to over payments or refunds of costs and expenses arising out of, associated with, or relating to the Assets that are attributable to the period prior to the Purchase Effective Date.”

(f)          Section 2.7 of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 2.7:

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“2.7       Post-Closing True-Up for JIBs and AFEs. Purchaser and Sellers agree that all revenues and joint interest billings (“JIB”) and authorization for expenditures (“AFEs”) related to the Assets will be apportioned between Purchaser and Sellers as of the Closing Date. Accordingly, Sellers shall be entitled to any production revenues or other amounts realized from and accruing to their interest in the Assets before the Purchase Effective Date, and shall be liable for the payment of all JIB and AFE expenses attributable to the interest in the Assets prior to the Closing Date; and Purchaser shall be entitled to any production revenues or other amounts realized from and accruing to the Assets on or after the Purchase Effective Date, and shall be liable for the payment of all JIB and AFE expenses attributable to the Assets on or after the Closing Date. Such apportionment shall be based on the date the expense or revenue accrued to the Assets and not the date of the invoice for the same. The Parties shall work in good faith following the Closing to effect any true-up required by this Section 2.7.”

(g)         The following Sections of the Purchase Agreement shall be removed from the Purchase Agreement in their entirety and replaced by “[Intentionally Removed]”: Section 4.1(d); Section 4.3(i); and Section 4.3(p).

(h)         Section 4.2(d) of the Purchase Agreement shall be amended and modified by, (i) deleting the “and” at the end of Section 4.2(d)(viii); (ii) deleting the period at the end of Section 4.2(d)(ix) and replacing it with “, and”, and (iii) adding a new Section 4.2(d)(x) as follows:

“(x)        a completed and executed (i) Certification of Accredited Investor Status, in the form of Exhibit H attached hereto (the “Certification of Accredited Investor Status”); and (ii) Selling Stockholder Questionnaire, in the form of Exhibit I hereto (the “Selling Stockholder Questionnaire”), from each Seller.”

(i)          Section 4.3(g) of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 4.3(g):

“(g)       Total Outstanding Shares of Purchaser Common Stock. Purchaser will have no more than 1,800,000 outstanding shares of Common Stock at Closing.”

(j)          Section 4.3(l) of the Purchase Agreement shall be amended and modified by adding the following sentence to the end of Section 4.3(l) as currently set forth in the Purchase Agreement:

“It is anticipated that the terms of the Debt Assumption will require Purchaser to issue Common Stock equaling up to or including 3% of the Purchaser’s outstanding Common Stock on a fully diluted basis to International Bank of Commerce (see Exhibit G).”

(k)         Section 4.3(m) of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 4.3(m):

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“(m)       Preferred Stock. The Purchaser shall not have any issued or outstanding Preferred Stock other than: (1) the Series B Preferred Stock; and (2) Series A Preferred Stock, provided the holder of Purchaser’s existing Series A Preferred Stock does not convert such stock into Series B Preferred Stock, and provided that in the event the holder of Purchaser’s existing Series A Preferred Stock does not convert such stock into Series B Preferred Stock, additional shares of Series A Preferred Stock are issued to Sellers at Closing in an amount to ensure that Sellers will own in aggregate, more than 80% of the Series A Preferred Stock then outstanding.”

(l)          ARTICLE V of the Purchase Agreement is amended and modified by adding the following new Section 5.29 immediately after Section 5.28 of the Purchase Agreement:

“5.29      Securities Act Representations of Sellers.

(a)          Investment Purpose; Accredited Investor Status. Each Seller acquiring Common Shares and/or Preferred Shares as applicable (as used in this Section 5.29, a “Share Recipient Seller”), is acquiring such Common Shares, Preferred Shares and Conversion Shares (collectively, the “Purchaser Securities”) for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities Laws. The Share Recipient Seller can bear the economic risk of its investment in the Purchaser Securities, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Purchaser Securities and is an “accredited investor” as defined in Regulation D under the Securities Act and has completed and delivered the Certification of Accredited Investor Status attached hereto as Exhibit H. The Share Recipient Seller recognizes that the Purchaser Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Purchaser Securities are registered under the Securities Act or unless an exemption from registration is available. The Share Recipient Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, Tax and financial advisors, the suitability of an investment in the Purchaser Securities for its particular Tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Purchaser Securities are a suitable investment for the Share Recipient Seller. The Share Recipient Seller has not been offered the Purchaser Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Share Recipient Seller’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. The Share Recipient Seller has had an opportunity to ask questions of and receive satisfactory answers from Purchaser, or any Person or Persons acting on behalf of Purchaser, concerning the terms and conditions of the Agreement, and Purchaser Securities and concerning the Purchaser, and all such questions have been answered to the full satisfaction of the Share Recipient Seller. Purchaser has not supplied the Share Recipient Seller any information regarding the Purchaser Securities or an investment in the Purchaser Securities other than as contained in this Agreement, and the Share Recipient Seller is relying on its own investigation and evaluation of Purchaser and the Purchaser Securities and not on any other information. The Share Recipient Seller is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Purchaser Securities and other activities with respect to the Purchaser Securities by the Share Recipient Seller.

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(b)          Assignment. The Share Recipient Seller acknowledges that the Purchaser Securities issuable hereunder to the Share Recipient Seller have been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Regulation D thereof. As such, the Purchaser Securities to be received by Share Recipient Seller hereunder may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws. If the Share Recipient Seller can provide Purchaser and its legal counsel with reasonably satisfactory evidence and documentation, that an exemption from registration (under the Securities Act or otherwise) has been satisfied, the Share Recipient Seller may assign the Purchaser Securities issuable to the Share Recipient Seller hereunder, in whole or in part, subject to Applicable Law.

(c)          Legend. The Share Recipient Seller acknowledges and agrees that the stock certificates representing the Purchaser Securities issued hereunder shall contain legends substantially in the form of the following, as well as any additional legends that may be required by applicable Law or as Purchaser may reasonably deem necessary or advisable (and a stop transfer order may be placed against the transfer of such shares):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(m)         Section 6.3(a) of the Purchase Agreement shall be amended and revised by removing “the Registration Statement being declared effective by the SEC” from the first sentence of Section 6.3(a).

(n)          Section 6.3(d) of the Purchase Agreement shall be amended and revised by removing “and the Registration Statement” from the first sentence of Section 6.3(d).

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(o)          Section 7.3(b) of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 7.3(b):

“(b)        On the later of (i) 10 days after the Closing Date and (ii) the date of the Company’s 2016 Annual Meeting, the Purchaser’s Board of Directors shall take action to increase the number of members of the Purchaser’s Board of Directors to six (6) members and to appoint three (3) Persons nominated to the Board of Directors of the Purchaser by the Seller Representative with the approval of the Required Sellers, so that on such applicable date, the Board of Directors of Purchaser will consist of six (6) members, including three (3) members nominated by the Seller Representative with the approval of the Required Sellers (the “Seller Nominees”). The Board of Directors of Purchaser shall have the right to make a determination as to the ability of each Seller Nominee to serve as a member of the Board of Directors of the Purchaser, and whether the appointment of such nominee is in the best interests of the stockholders of the Purchaser, and shall not be required to appoint any Person as a member of the Board of Directors, if the Board of Directors, in their reasonable discretion and consistent with their fiduciary duties to the stockholders of the Purchaser, believe such appointment would not be in the best interests of the stockholders of the Purchaser. However, in each instance where the Board of Directors determines as set forth above that the appointment of a Seller Nominee is not in the best interest of the stockholders of Purchaser, Seller Representative with the approval of the Required Sellers, shall nominate a replacement Seller Nominee (each a “Seller Replacement Nominee”) for consideration by the Board of Directors of Purchaser. Seller Representative, with the approval of the Required Sellers, may nominate such additional Seller Replacement Nominees from time to time until such time as three (3) Seller Nominees or Seller Replacement Nominees have been appointed to the Board of Directors of Purchaser. Additionally, the Seller Nominees shall include such number of ‘independent’ directors (as determined both prior to and subsequent to Closing) as may be required pursuant to applicable NYSE MKT rules and regulations in order that the Purchaser, after the appointment of such Seller Nominees, continues to remain in compliance with applicable rules and regulations of the NYSE MKT, including those rules and regulations requiring certain minimum numbers of ‘independent’ directors. If necessary and deemed required, the Purchaser shall file a Schedule 14f-1 with the SEC in connection with the change in the composition of its Board of Directors. On or prior to the six (6) month anniversary of the Closing, one of Purchaser’s pre-Closing Directors will resign from the Board of Directors of the Purchaser.”

(p)          Section 7.3 of the Purchase Agreement is amended and modified by adding a new Section 7.3(e) immediately after Section 7.3(d) of the Purchase Agreement:

“(e)       The Sellers shall promptly update the Selling Stockholder Questionnaires provided to the Company in connection with any material changes to the information presented therein prior to the filing of the Registration Statement and prior to the Registration Effective Date.”

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(q)          Section 8.2 of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 8.2:

“8.2       Conduct of Sellers Prior to Closing.

(a)          From the date hereof through Closing, the Sellers shall operate the Assets in the Ordinary Course of Business, and without limiting the preceding, shall, except in the Ordinary Course of Business, not materially modify or amend, or terminate any material Contract associated with the Assets, or waive, relinquish, release or terminate any material right or material Claim associated with the Assets, or enter into any material Contract associated with the Assets except for agreements commonly entered into by oil and gas companies in connection with the conduct of oil and gas exploration, development and production, including, but not limited to, joint operating agreements, farm-in agreements, farm-out agreements, joint venture agreements, production sharing Contracts, lease extensions, lease renewals, lease acquisitions, leasehold exchange agreements, non-operated well elections, participations and related AFEs, and the like, which do not exceed an aggregate of $200,000 in total value or expense, unless the Sellers have received the prior written consent of the Purchaser, which shall not be unreasonably withheld, delayed or conditioned; and

(b)          In the event the Sellers’ shale properties located in Glasscock County, Texas, which form part of the Assets, are proposed to be sold by the Sellers prior to Closing (a “Glasscock Property Sale”), Purchaser must pre-approve such Glasscock Property Sale and the terms thereof in writing. In the event the Glasscock Property Sale occurs prior to Closing (subject in all cases to the Purchaser’s right to approve such sale as set forth in the immediately preceding sentence), the sales proceeds thereof shall be placed in escrow, which an escrow agent reasonably acceptable to the Seller Representative and the Purchaser until Closing, where they shall be released to the Purchaser, or until such time as the Seller Representative and the Purchaser mutually agree to the release of such funds.”

(r)          Section 8.7 of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 8.7:

“8.7	Proxy Statement; Registration Statement; Listing.

(a)           As promptly as practicable after the date of this Agreement, the parties hereto shall prepare and Purchaser shall cause to be filed with the SEC the Proxy Statement. Purchaser shall use reasonable and diligent efforts (“Best Efforts”) to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and the NYSE MKT, to respond promptly to any comments of the SEC or the NYSE MKT or their respective staff and to clear comments, if any, on the Proxy Statement as promptly as practicable after it is filed with the SEC. Purchaser shall use Best Efforts to cause the Proxy Statement to be mailed to the stockholders of Purchaser as promptly as practicable after the Clearance Date. If at any time prior to the Closing Date any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, the Purchaser shall prepare and shall file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Purchaser shall use Best Efforts to cause the Proxy Statement to clear comments with the SEC.

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(b)          Each of the Sellers, individually, shall reasonably cooperate with the Purchaser and promptly provide, and require its representatives, advisors, accountants and attorneys to promptly provide, the Purchaser and its representatives, advisors, accountants and attorneys, with all such information regarding such Party as is required by Law to be included in the Proxy Statement or reasonably requested from Purchaser to be included in the Proxy Statement. The Seller Representative will be given a reasonable opportunity to be involved in the drafting of the Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC. Following the Clearance Date, Purchaser shall use its Best Efforts to file any amendments or supplements to the Proxy Statement required by Applicable Law.

(c)          The Company shall prepare and file with the SEC, as promptly as reasonably practicable following Closing, but in no event later than 30 days following Closing (provided that if in the reasonable determination of the Company’s legal counsel, the Company’s financial statements would be ‘stale’ at the time of such filing, the Company may delay such filing date until such time as the Company’s financial statements would no longer be ‘stale’), the Registration Statement and as soon as reasonably practicable thereafter, but in no event later than 90 days following Closing (135 days following Closing in the event the SEC has advised the Company that it will be undertaking a “full review” or “partial review” of the Registration Statement and/or in the event the SEC has any comments or questions on such Registration Statement filing or the Company’s other filings with the SEC) obtain effectiveness of such Registration Statement with the SEC. The term “Registrable Securities” shall mean (i) the Common Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Common Shares, subject to reductions in the Registrable Securities pursuant to the limitations described below in connection with a Reduction in Registrable Securities. Notwithstanding the obligations set forth above, if (i) any SEC guidance; or (ii) any comments received from the SEC, sets forth a limitation on the number of securities permitted to be registered on behalf of the Sellers in the Registration Statement, the number of Registrable Securities to be included on such Registration Statement for the benefit of all of the Sellers will be reduced pro rata (or in such manner as Sellers holding a majority of the Common Shares issued to the Sellers may otherwise agree in writing) between the Sellers whose securities are included in such Registration Statement (a “Limitation in Registrable Securities”). In the case of a Limitation in Registrable Securities, the Company shall take action to file additional registration statements (each an “Additional Registration Statement”) at the written request of: (1) the holders of a majority in interest of the Common Shares, or (2) any holder of Common Stock that was converted from Series B Preferred Stock, or (3) the Board of Directors, after the effectiveness of the Registration Statement, subject to SEC rules and guidance and the requirements set forth above, provided, however, that the Company shall not be required to file more than one Additional Registration Statement in any rolling six month period. For the sake of clarity, the Registrable Securities required to be included in the Registration Statement shall be the total Registrable Securities reduced by any Limitation in Registrable Securities. The Seller Representative will be given a reasonable opportunity to be involved in the drafting of the Registration Statement, and any Additional Registration Statements, and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC.

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(d)          The Company shall use its Best Efforts to:

(i)             prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming part thereof (the “Prospectus”) used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Registrable Securities held by a Seller for a period ending on the earliest of (i) the later of the second anniversary of the (x) Closing Date, (y) the date the Registration Statement is declared effective by the SEC, or (z) the date the last Additional Registration Statement is declared effective by the SEC; (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144;

(ii)            furnish to each Seller with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as such Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by any Seller;

(iii)           pay the expenses incurred by the Company and the Sellers in complying with Section 8.7(c), including, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Seller and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Sellers);

(iv)          advise the Sellers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and promptly use its Best Efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

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(v)           with a view to making available to any Seller the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit any Seller to sell Registrable Securities to the public without registration, the Company covenants and agrees to use its Best Efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be sold immediately pursuant to Rule 144 or any other rule of similar effect during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (B) such date as all of the Registrable Securities shall have been sold pursuant to Rule 144 (and may be further sold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to each Seller, upon request, as long as such Seller owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail any Seller of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(e)           The Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Sellers upon request, copies of any documents filed pursuant to Section 8.7(c) and (e); and (iii) inform each Seller that the Company has complied with its obligations in Section 8.7(c) and (e) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Sellers to that effect, will use its Best Efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Sellers when the amendment has become effective).

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(f)          In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Sellers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Sellers will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Sellers are advised in writing by the Company that the current Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Such Suspension Notice shall not contain any material non-public information. In the event of any Suspension, the Company will use its Best Efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Sellers.

(g)         If a Suspension is not then in effect, the Sellers may sell Registrable Securities under the Registration Statement, provided that they sell such Registrable Securities during such time that the Registration Statement is effective and not withdrawn or suspended and only as permitted by such Registration Statement, and provided that they comply with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to a Seller and to any other parties reasonably requiring such Prospectuses.

(h)         The Company shall not be required to include the Registrable Securities of a Seller in a Registration Statement who fails to furnish to the Company a fully completed Selling Stockholder Questionnaire.

Page 12 of 21 First Amendment to Asset Purchase Agreement

(i)           Purchaser will use its Best Efforts to cause the Common Shares (i) to be issued in connection with the Acquisition and (ii) which are outstanding immediately prior to the Acquisition, to be approved for listing on the NYSE MKT and as applicable, to continue to trade on the NYSE MKT, including, if requested or required by the NYSE MKT, submitting a new listing application relating to the post-Acquisition company. Each of the Sellers will, together with Purchaser, submit whatever documentation, financial statements and other materials as the NYSE MKT may request from time to time.

(j)           In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Sellers, the Company and the Sellers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 8.7.”

(s)          Section 12.1 of the Purchase Agreement shall be amended and modified by, (i) deleting the “or” at the end of Section 12.1(c); (ii) deleting the period at the end of Section 12.1(d) and replacing it with “; or”, and (iii) adding a new Section 12.1(e) as follows:

“(e)        any Losses which the Company (or any officer, director or controlling person of the Company) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Seller to comply with the covenants and agreements contained in Section 8.7(f) or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of a Seller specifically for use in preparation of the Registration Statement.”

(t)          Section 12.2 of the Purchase Agreement shall be amended and modified by, (i) deleting the “or” at the end of the first Section 12.2(d); (ii) revising the second Section 12.2(d) to be “Section 12.2(e)”; (iii) deleting the period at the end of new Section 12.2(e) and replacing it with “; or”, and (iv) adding a new Section 12.2(f) as follows:

“(f)         any Losses to which any Seller may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Seller specifically for use in preparation of the Registration Statement or the failure of any Seller to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Sellers prior to the pertinent sale or sales by the applicable Seller.”

Page 13 of 21 First Amendment to Asset Purchase Agreement

(u)         Section 13.19 of the Purchase Agreement shall be amended, restated and superseded in its entirety by the following Section 13.19:

“13.19 Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Acquisition does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”). Following the Closing, the Purchaser shall satisfy or reimburse all reasonable Transaction Expenses paid for, or incurred on behalf of, the Sellers (the “Sellers Transaction Expenses”) in connection with the Acquisition. Notwithstanding the prior terms of this Section 13.19, prior to Closing, the Purchaser may pay, from time to time, at the request of the Seller Representative, provided that the Purchaser reasonably believes that it has funds available to pay such expenses, Sellers Transaction Expenses not to exceed $960,000 in aggregate.”

2.           Waiver and Approval of Certain Actions Undertaken Outside the Ordinary Course of Business. The Sellers consent to and approve all actions taken by the Purchaser from the date of the Purchase Agreement to the execution of this Agreement as described in the Purchaser’s filings with the Securities and Exchange Commission, whether undertaken in the Ordinary Course of Business (as defined in the Purchase Agreement) or not, and confirm that such transactions shall not be deemed to have resulted in a breach by the Purchaser of Section 8.1 or Section 8.2 of the Purchase Agreement or any other term or condition of the Purchase Agreement, provided that to the extent such transactions would have resulted in a breach of such Purchase Agreement in the event the Purchaser did not receive prior written approval for such transactions, all such breaches or potential breaches are waived and released by the Sellers as of the date hereof.

3.          Menchaca Confirmations. By signing below, Menchaca agree to be bound by the terms of the Purchase Agreement, as amended hereby, as if an original “Seller” named therein and party thereto and further confirm and acknowledge each of the representations of the Sellers set forth in the Purchase Agreement and this Agreement, as of the applicable dates of such confirmations and acknowledgements as set forth in the Purchase Agreement and this Agreement. After the date of this Agreement, Menchaca shall be deemed to be a “Seller” under and pursuant to the Purchase Agreement as amended hereby.

4.          Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

5.          Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)         Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

Page 14 of 21 First Amendment to Asset Purchase Agreement

(b)          The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c)          Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

6.           Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

7.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Purchase Agreement as modified or amended hereby.

8.           Purchase Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Purchase Agreement and the terms and conditions thereof shall remain in full force and effect.

9.           Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

10.          Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

11.         Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

12.         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Page 15 of 21 First Amendment to Asset Purchase Agreement

13.         Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice of law or conflict provision or rule (whether of Texas or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied and Applicable Laws of the United States of America. The obligations of the Parties hereto are to be performed in Texas. All disputes, claims, demands, actions, causes of action, suits or proceedings by and among the parties to this Agreement shall be adjudicated, litigated, heard or tried, if at all, exclusively in the state or federal courts of Texas. Texas shall be the mandatory, exclusive place for the adjudication, litigation, hearing or trial of any matter by and among the parties to this Agreement. Each Party to this Agreement hereby irrevocably waives any right to have any such dispute, claim, demand, action, cause of action, suit or proceeding adjudicated, litigated, heard or tried in any place other than Texas.

14.        Review and Construction of Documents. Each Party represents to the others, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, Tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

15.         Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

16.        No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

17.         Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Page 16 of 21 First Amendment to Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

“PURCHASER”

Lucas Energy, Inc.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

[Purchaser Signature Page. Signature pages of Menchaca and Sellers follow.]

Page 17 of 21 First Amendment to Asset Purchase Agreement

“MENCHACA”

/s/ Richard Menchaca
Richard Menchaca

/s/ Kimberly Menchaca
Kimberly Menchaca

“SELLERS”
/s/ Al Thaggard
Al Thaggard

/s/ Alan Dreeben
Alan Dreeben

RAD2 Minerals, Ltd.

By:	RAD2 Management, LLC, General Partner

/s/ Richard N. Azar, II
Richard N. Azar, II
Manager

Azar-Dreeben A&D Fund, LP

By:	Dreeben Oil & Gas Holdings, LLC, General Partner

Members:

/s/ Alan Dreeben
Alan Dreeben

Saxum Energy

/s/ Richard R. Menchaca
Richard R. Menchaca
Manager

RAD2 Minerals, Ltd.

By:	RAD2 Management, LLC, General Partner

/s/ Richard N. Azar, II
Richard N. Azar, II
Manager

First Amendment to Asset Purchase Agreement

/s/ Ben Azar

Ben Azar

Branch Energy Services, LLC

/s/ Daniel M. Altena
Daniel M. Altena
Manager

Buschman Energy, Ltd.

By:	August Management, LLC, its General Partner

/s/ Guy R. Buschman
Guy R. Buschman
Manager

Coyle Manna Management LLC

/s/ Richard N. Azar, II
Richard N. Azar, II
Manager

DBS Investments, Ltd.

By:	DBS Management, LLC, its General Partner

/s/ Donnie B. Seay
Donnie B. Seay
Manager

Dudley Energy, Ltd.

By:	Dudley Energy Management, LLC, its General Partner

/s/ Paul Dudley
Paul Dudley
Managing Member

/s/ Beverley Dudley
Beverly Dudley
Managing Member

First Amendment to Asset Purchase Agreement

GBC Minerals, Ltd.

By:	OBOY Oil, LLC, its General Partner

/s/ Guy Robert Buschman
Guy Robert Buschman
Manager

Guy R. Buschman, Trustee

/s/ Guy R. Buschman
Guy R. Buschman

/s/ Julian Stewart

John W. Taylor

/s/ Julian Stewart

Julian Stewart

Kristen B. Hicks, Trustee of the Kristen B. Hicks Portions B Trust

/s/ Kristen B. Hicks
Kristen B. Hicks, Trustee

/s/ Larry Votaw
Larry Votaw

/s/ Judy Votaw

Judy Votaw

Azar, MPII & Range A&D Fund, LP

By:	RAD2 Management, LLC, formerly known as Azar Management, LLC General Partner

/s/ Richard N. Azar, II
Richard N. Azar, II
Manager

Rockin’ S FLP, Ltd.

By:	Rockin’ S Investment, LLC, its General Partner

/s/ Gretchen Spalten
Gretchen Spalten
Manager

First Amendment to Asset Purchase Agreement

Saxum Energy, LLC

/s/ Richard R. Menchaca
Richard R. Menchaca
Manager

Scott Lake Energy, L.P.

By:	Scott Lake Energy, LLC, its General Partner

/s/ Donald Rowden
Donald Rowden
Manager

“Seller Representative” and “Seller”

Segundo Resources, LLC

/s/ Richard N. Azar, II
Richard N. Azar, II
Manager

Page 21 of 21 First Amendment to Asset Purchase Agreement

EXHIBIT D

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

LUCAS ENERGY, INC.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF ITS

SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada Revised Statutes (the “NRS”), Lucas Energy, Inc., a company organized and existing under the State of Nevada (the “Corporation”):

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, and pursuant to Section 78.1955 of the NRS, the Board of Directors, by unanimous consent of all members of the Board of Directors on [    ], 2016, duly adopted a resolution providing for the designation of an amended and restated series of six hundred thousand (600,000) shares of Series B Redeemable Convertible Preferred Stock, which shall amend, replace and supersede the Series B Convertible Preferred Stock Designation previously filed by the Corporation with the Secretary of State of Nevada on December 29, 2011 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding; and it is further

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended, and Section 78.1955 of the NRS, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series B Redeemable Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series B Redeemable Convertible Preferred Stock shall consist of six hundred thousand (600,000) shares; and

FURTHER RESOLVED, that the Series B Redeemable Convertible Preferred Stock (defined below as the “Series B Preferred”) shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below (the “Designation” or the “Certificate of Designation”), which shall amend, replace and supersede the Prior Preferred Stock:

Page 1 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

1.           Definitions. In addition to other terms defined throughout this Designation, the following terms have the following meanings when used herein:

1.1          “Affiliate” of a specified Person means any other Person that (at the time when the determination is made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.2          “Automatic Conversion Condition #1” means that the Corporation’s Common Stock has traded above Automatic Conversion Price #1 for a period of at least 20 consecutive Trading Days, with at least the Minimum Trading Volume.

1.3          “Automatic Conversion Condition #2” means that the Corporation’s Common Stock has traded above Automatic Conversion Price #2 for a period of at least 20 consecutive Trading Days, with at least the Minimum Trading Volume.

1.4          “Automatic Conversion Condition #3” means that the Corporation’s Common Stock has traded above Automatic Conversion Price #3 for a period of at least 20 consecutive Trading Days, with at least the Minimum Trading Volume.

1.5          “Automatic Conversion Price #1” means $6.125 per share, subject to equitable adjustment in connection with any Recapitalization.

1.6          “Automatic Conversion Price #2” means $7.00 per share, subject to equitable adjustment in connection with any Recapitalization.

1.7          “Automatic Conversion Price #3” means $7.875 per share, subject to equitable adjustment in connection with any Recapitalization.

1.8          “Automatic Conversion Prices” means Automatic Conversion Price #1, Automatic Conversion Price #2 and Automatic Conversion Price #3.

1.9          “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in the City of Houston, Texas.

1.10        “Closing Date” means the date that the business combination as contemplated by the Purchase and Sale Agreement is consummated.

1.11        “Common Stock” shall mean the common stock, $0.001 par value per share of the Corporation.

1.12        “Conversion Price” shall equal $3.50 per share, subject to equitable adjustment in connection with any Recapitalization.

Page 2 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

1.13        “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock and/or dividends payable under this Designation or any other designation of the Corporation’s preferred stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of (a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series B Preferred voting as separate classes.

1.14        “Dividend Default” shall mean the failure of the Corporation to pay any Dividends when due, subject to any cure provisions described herein, if any.

1.15        “Dividend Rate” shall mean an annual rate of six percent (6%) of the Original Issue Price.

1.16        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.17        “Holder” shall mean the person or entity in which the Series B Preferred is registered on the books of the Corporation, which shall initially be the Person such Series B Preferred is issued to on the Original Issue Date, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation and to whom such Preferred Stock Shares are legally transferred on the books and records of the Corporation.

1.18        “Junior Securities” shall mean each other class of capital stock or series of preferred stock of the Corporation other than the Common Stock and Series B Preferred established after the Original Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred upon the liquidation, winding-up or dissolution of the Corporation.

1.19        “Liquidation Preference” shall equal the Original Issue Price.

1.20        “Majority In Interest” means Holders holding in aggregate at least 51% of the then aggregate Preferred Stock Shares issued and outstanding.

1.21        “Minimum Trading Volume” means average trading during the past 20 Trading Days of at least 75,000 shares, subject to equitable adjustment in connection with any Recapitalization.

Page 3 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

1.22        “Original Holders” shall mean those Holders who were issued Preferred Stock Shares on the Original Issue Date.

1.23        “Original Issue Date” shall mean the Closing Date, provided that the issuance of the Series B Preferred shall be subject to the Shareholder and NYSE MKT Approval.

1.24        “Original Issue Price” shall mean Twenty-Five Dollars ($25) per share (as appropriately adjusted for any Recapitalizations).

1.25        “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

1.26        “Preferred Stock Certificates” means the original certificate(s) representing the applicable Series B Preferred shares.

1.27        “Preferred Stock Shares” means shares of Series B Preferred.

1.28        “Principal Market” means initially the NYSE MKT, and shall also include the NASDAQ Capital Market, New York Stock Exchange, the NASDAQ National Market, the OTCQB Market, the OTCQX Market, or the OTC Pink Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

1.29        “Pro Rata Amount” means, with respect to any Holder, a fraction, the numerator of which is equal to the number of shares of Series B Preferred held of record by such Holder, and the denominator of which is equal to the aggregate number of outstanding shares of Series B Preferred.

1.30        “Purchase and Sale Agreement” means that certain Asset Purchase Agreement, by and between, the Corporation, as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein, dated December 30, 2015, as amended, modified and updated from time to time.

1.31        “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event described in Sections 6.2 through 6.5.

1.32        “Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar)):

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”

Page 4 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

1.33        “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.34        “Series C Preferred Stock” means up to 5,000 shares of Series C Redeemable Convertible Preferred Stock of the Company agreed to be sold pursuant to that certain Stock Purchase Agreement dated April 6, 2016 and any amendments, modifications or addendums thereto, by and between the Company and Discover Growth Fund, and which may sold from time to time on substantially similar terms as set forth in the Stock Purchase Agreement.

1.35        “Series C Preferred Stock Designation” means the Certificate of Designations of Preferences, Powers, Rights and Limitations of the Series C Redeemable Convertible Preferred Stock of the Company which is filed with the Secretary of State of Nevada.

1.36        “Shareholder and NYSE MKT Approval” means the Shareholder Approval and the approval by the NYSE MKT, of the initial listing of the Corporation’s Common Stock on the NYSE MKT following the consummation of the transactions contemplated by the Purchase and Sale Agreement, if and as required by applicable rules and regulations of the NYSE MKT, as well as such other terms and conditions hereof or the Purchase and Sale Agreement as may be required by the NYSE MKT or the Securities and Exchange Commission.

1.37        “Shareholder Approval” means the approval of the shareholders of the Corporation as required pursuant to applicable rules and regulations of the NYSE MKT, of the issuance of shares of Common Stock upon the Conversion of the Preferred Stock Shares as provided herein.

1.38        “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

1.39        “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

Page 5 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

1.40        “Transfer Agent” means initially, the Corporation, but at the option of the Corporation from time to time and with prior written notice to the Holders, may also mean Cleartrust, LLC, or any successor transfer agent which the Corporation may use for its Series B Preferred.

2.            Dividends.

2.1         Dividends in General. Dividends shall accrue on the Series B Preferred beginning on the Original Issue Date, based on the Original Issue Price, at the Dividend Rate, until such Series B Preferred is no longer outstanding either due to conversion, redemption or otherwise as provided herein (“Dividends” and such Dividends which have accrued as of any applicable date and remain unpaid as of such date, the “Accrued Dividends”).

2.2         Payment of Dividends. The Corporation shall, in accordance with the terms set forth herein, pay the Holder of the Series B Preferred the Accrued Dividends in cash (as discussed in Section 2.3), in shares of Common Stock (as discussed in Section 2.7) or in shares of Series B Preferred (as discussed in Section 2.7), within five (5) Business Days of the end of each fiscal quarter of the Corporation (currently March 31, June 30, September 30 and December 31, each, as applicable a “Dividend Payable Date”), beginning at the end of the first full fiscal quarter following the Original Issue Date, for so long as the Series B Preferred remains outstanding.

2.3         Cash Dividend Payments. All Dividends payable in cash hereunder shall be made in lawful money of the United States of America to each Holder in whose name the Series B Preferred is registered as set forth on the books and records of the Corporation. Such payments shall be made by wire transfer of immediately available funds to the account such Holder may from time to time designate by written notice to the Corporation or by Corporation cashier’s check, without any deduction, withholding or offset for any reason whatsoever except to the extent required by law.

2.4         Participation. Subject to the rights of the Series C Preferred Stock and the rights of other holders, if any, of any securities senior to or pari passu with, the Series B Preferred, the Holders shall, as holders of Series B Preferred, be entitled to such dividends paid and Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or Distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event (as hereinafter defined) and the payment in full to a Holder of its applicable Liquidation Preference, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. No Distributions shall be made with respect to the Common Stock until all past due, if any, and/or declared Dividends on the Series B Preferred have been paid or set aside for payment to the Holders. Notwithstanding the foregoing, the Holders shall have no right of participation in connection with dividends or Distributions made to the Common Stock shareholders consisting solely of shares of Common Stock.

Page 6 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

2.5         Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

2.6         Other Distributions. Subject to the terms of this Certificate of Designation, and to the fullest extent permitted by the NRS, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business (unless consent to such redemption, repurchase or distribution is provided by the lenders thereunder).

2.7         Stock Dividend Payments. In lieu of paying the Accrued Dividends in cash, at the option of the Corporation, the Corporation may pay Accrued Dividends in shares of Common Stock of the Corporation (“Dividend Shares”). The total Dividend Shares issuable in connection with the payment by the Corporation of the Accrued Dividends in shares of Common Stock shall be equal to the total amount of Accrued Dividends which the Corporation has decided to pay in shares of Common Stock divided by the Conversion Price, rounded up to the nearest whole Common Stock share. Notwithstanding any other provision of this Section 2.7. In lieu of paying the Accrued Dividends in cash or shares of Common Stock, the Accrued Dividends can be paid by the Corporation in shares of Series B Preferred (“PIK Shares”) equal to the total amount of Accrued Dividends which the Corporation is paying in shares of Series B Preferred divided by the Original Issue Price, rounded up to the nearest whole Series B Preferred share. At the time any payment of Accrued Dividends is desired to be made by the Corporation in the form of additional shares of Series B Preferred, if the number of authorized but unissued shares of Series B Preferred shall not be sufficient to effect such payment in additional shares of Series B Preferred, in addition to such other remedies as shall be available to the Holders of Series B Preferred, the Corporation shall be authorized to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred to such number of shares as shall be sufficient for such purpose including, without limitation, engaging in commercially reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation or this Certificate of Designation.

2.8         Dividend Default. In the event a Dividend Default should occur in respect to the Dividends due to Holder, any unpaid Dividends shall accrue interest at the rate of twelve percent (12%) per annum until such Dividend Default is cured by the Corporation.

3.            Liquidation Rights.

3.1         Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each a “Liquidation Event”), the Holders of Series B Preferred shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock or the Junior Securities by reason of their ownership of such stock, but para passu with the Series C Preferred Stock, an amount per share for each share of Series B Preferred held by them equal to the sum of (i) the applicable Liquidation Preference, and (ii) all Accrued Dividends and all declared but unpaid dividends on such shares of Series B Preferred. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series B Preferred and Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.1 (and specified in the Series C Preferred Stock Designation), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred and Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.1 and specified in the Series C Preferred Stock Designation, as applicable.

Page 7 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

3.2         Remaining Assets. After the payment to the Holders of Series B Preferred of the full preferential amounts specified above and the Series C Preferred Stock, of the amounts required by the Series C Preferred Stock Designation, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Junior Securities in proportion to the number of shares of Junior Securities held by them and the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

3.3         Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4.           Conversion. The Series B Preferred shall convert into Common Stock of the Corporation as follows:

4.1         Holder Conversion.

(a)          Each share of Series B Preferred shall be convertible, at the option of the Holder thereof (a “Holder Conversion” and the “Holder Conversion Rights”), at any time following the Original Issuance Date, at the office of the Corporation or any Transfer Agent for the Series B Preferred, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred by the Conversion Price (such shares of Common Stock issuable upon a Holder Conversion, the “Holder Conversion Shares”). In order to effectuate the Holder Conversion under this Section 4.1, the Holder must provide the Corporation a written notice of conversion in the form of Exhibit A hereto (the “Notice of Conversion”). The Notice of Conversion must be dated no earlier than two (2) Business Days from the date the Notice of Conversion is actually received by the Corporation.

Page 8 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

(b)          Mechanics of Holder Conversion. In order to effect a Holder Conversion, a Holder shall fax or email a copy of the fully executed Notice of Conversion to the Corporation (or in the discretion of the Corporation, the Transfer Agent): Attention: Anthony C. Schnur, 450 Gears Road, Suite 780, Houston, Texas, 77067, Fax: (713) 337-1510, Email: tschnur@lucasenergy.com, with a copy to (which shall not constitute notice) The Loev Law Firm, PC, Attn: David M. Loev, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, Fax: (713) 524-4122, Email: dloev@loevlaw.com. Upon receipt by the Corporation of a facsimile or emailed copy of a Notice of Conversion from a Holder, the Corporation (or the Transfer Agent) shall promptly send, via facsimile or email, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation (or the Transfer Agent) expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation (or the Transfer Agent) regarding the Holder Conversion. The Holder shall surrender, or cause to be surrendered, the Preferred Stock Certificates being converted, duly endorsed, to the Corporation (or the Transfer Agent) at the address listed above (or the address of the Transfer Agent for the Series B Preferred, if the Corporation is not serving as its own Transfer Agent for such Series B Preferred) within five Business Days of delivering the fully executed Notice of Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a Holder Conversion unless either (x) the Preferred Stock Certificates; or (y) the Lost Certificate Materials described in Section 12, below have been previously received by the Corporation or its Transfer Agent. In the event the Holder has lost or misplaced the certificates evidencing the Preferred Stock, the Holder shall be required to provide the Corporation or the Corporation’s Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Preferred Stock Certificates and shall be required to provide such re-issued Preferred Stock Certificates to the Corporation within five Business Days of delivering the Notice of Conversion. Unless the Holder Conversion Shares are covered by a valid and effective registration under the Securities Act or the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such shares of Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, such shares shall be issued as Restricted Shares.

(c)           Delivery of Common Stock upon Holder Conversion. Upon the receipt of a Notice of Conversion, the Corporation (itself, or through its Transfer Agent) shall, no later than the fifth Business Day following the date of such receipt (subject to the surrender of the Preferred Stock Certificates by the holder within the period described in Section 4.1(b) or, in the case of lost, stolen or destroyed certificates, after provision of the Lost Certificate Materials) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) a certificate representing the Holder Conversion Shares and (y) a certificate representing the number of shares of Series B Preferred not being converted, if any. Notwithstanding the foregoing, if the Corporation’s Transfer Agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its Transfer Agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon Holder Conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

Page 9 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

(d)          Failure to Provide Preferred Stock Certificates. In the event the Holder provides the Corporation with a Notice of Conversion, but fails to provide the Corporation with the Preferred Stock Certificates or the Lost Certificate Materials (as defined in Section 12 below), by the end of the Delivery Period, the Notice of Conversion shall be considered void and the Corporation shall not be required to comply with such Notice of Conversion. Provided that if the Notice of Conversion only relates to the conversion of Accrued Dividends, the Holder shall not be required to provide the Corporation any Preferred Stock Certificates.

4.2          Automatic Conversion Terms and Conditions.

(a)          The Series B Preferred shall automatically convert into Common Stock of the Corporation as provided below (an “Automatic Conversion”):

(i)            a total of the lesser of (A) the sum of 25% of the total number of Series B Preferred shares (1) originally issued to the Holder (if the Holder is an Original Holder); and (2) received by a Holder who was transferred Series B Preferred from an Original Holder (each as adjusted for any Recapitalization); and (B) the total number of Series B Preferred shares then held by the Holder; shall automatically and without any required action by any Holder, be converted into that number of fully-paid, non-assessable shares of Common Stock as determined by dividing the aggregate Original Issue Price of such applicable shares of Series B Preferred by the Conversion Price in the event Automatic Conversion Condition #1 is met;

(ii)           a total of the lesser of (A) the sum of 75% of the total number of Series B Preferred shares (1) originally issued to the Holder (if the Holder is an Original Holder); and (2) received by a Holder who was transferred Series B Preferred from an Original Holder, in each case (1) or (2), less any shares of Series B Preferred held by Holder which were subject to automatic conversion pursuant to Section 4.2(a)(i) above (each as adjusted for any Recapitalization); and (B) the total number of Series B Preferred shares then held by the Holder; shall automatically and without any required action by any Holder, be converted into that number of fully-paid, non-assessable shares of Common Stock as determined by dividing the aggregate Original Issue Price of such applicable shares of Series B Preferred by the Conversion Price in the event Automatic Conversion Condition #2 is met;

(iii)          all shares of Series B Preferred shall automatically and without any required action by any Holder, be converted into that number of fully-paid, non-assessable shares of Common Stock as determined by dividing the aggregate Original Issue Price of such Series B Preferred shares held by each Holder by the Conversion Price in the event Automatic Conversion Condition #3 is met; provided that

Page 10 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

(iv)          if Automatic Conversion Condition #3 is met on the Original Issuance Date, then all shares of Series B Preferred shall automatically and without any required action by any Holder, be converted into fully-paid, non-assessable shares of Common Stock pursuant to Section 4.2(a)(i) above, on such Original Issuance Date.

(b)          Following an Automatic Conversion, the Corporation shall within two (2) Business Days, deliver notice to each Holder that an Automatic Conversion has occurred, at the address of each Holder which the Corporation then has on record (an “Automatic Conversion Notice”); provided, that the Corporation is not required to receive any confirmation that such Automatic Conversion Notice was received by a Holder, but instead assuming such Automatic Conversion Notice was sent to the address which the Corporation then has on record for such Holder, the Automatic Conversion Notice shall be treated as received by the Holder for all purposes on the third (3rd) Business Day following the date such notice was sent by the Corporation (the “Automatic Conversion Notice Receipt Date”). Within three (3) Business Days following the Automatic Conversion Notice Receipt Date, the Corporation shall pay each Holder the total amount of Accrued Dividends owed on such Series B Preferred, if any (the “Automatic Conversion Dividends”) in cash or at the option of the Corporation, in shares of Common Stock equal to the total Accrued Dividends divided by the Conversion Price (rounded up to the nearest whole share of Common Stock), and issue to each Holder all shares of Common Stock which such Holder is due in connection with the Automatic Conversion (the “Automatic Conversion Shares”, and together with the Holder Conversion Shares, the “Shares”) and promptly deliver such Automatic Conversion Shares (and if applicable, cash in an amount equal to the Accrued Dividends) to the address of Holder which the Corporation then has on record (a “Delivery”). The Automatic Conversion Shares issuable in connection with an Automatic Conversion shall be fully-paid, non-assessable shares of Common Stock. Unless the Automatic Conversion Shares are covered by a valid and effective registration under the Securities Act or the Holder provides a valid opinion from an attorney stating that such Automatic Conversion Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, prior to the issuance date of such Automatic Conversion Shares, such Automatic Conversion Shares shall be issued as Restricted Shares.

(c)          The issuance and Delivery by the Corporation of the Automatic Conversion Shares (and if applicable, the cash Accrued Dividends) shall fully discharge the Corporation from any and all further obligations under or in connection with the Series B Preferred and shall automatically, and without any required action by the Corporation or the Holder, result in the cancellation, termination and invalidation of any outstanding Series B Preferred and Preferred Stock Certificates held by Holder or his, her or its assigns and shall upon the payment of the Automatic Conversion Dividends, fully discharge any and all requirement for the Corporation to pay Dividends on such Series B Preferred shares converted, which Series B Preferred converted shall cease accruing Dividends upon an Automatic Conversion.

(d)          Without limiting the obligation of each Holder set forth herein (including in the subsequent clause (e)), the Corporation and/or the Corporation’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the issuance and Delivery of the Automatic Conversion Shares to reflect the cancellation of the Series B Preferred subject to the Automatic Conversion, which shall not require the approval and/or consent of any Holder (a “Cancellation”).

Page 11 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

(e)          Notwithstanding the above, each Holder, by accepting such Preferred Stock Certificates hereby covenants that it will, whenever and as reasonably requested by the Corporation and the Transfer Agent, at the Corporation’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent.

(f)          In the event that the Delivery of any Automatic Conversion Shares (or any cash Accrued Dividends) is unsuccessful and/or any Holder fails to accept such Automatic Conversion Shares (or applicable cash Accrued Dividends), such Automatic Conversion Shares (and if applicable, cash Accrued Dividends) shall be held by the Corporation and/or the Transfer Agent in trust (without accruing interest) and shall be released to such Holder upon reasonable evidence to the Corporation or the Transfer Agent that such Holder is the legal owner of such Automatic Conversion Shares, provided that the Holder’s failure to accept such Automatic Conversion Shares, cash Accrued Dividends and/or the Corporation’s inability to Deliver such shares or dividends shall in no event effect the validity of the Cancellation.

(g)          The Automatic Conversion Right shall supersede and take priority over the Holder Conversion right described in Section 4.1 in the event that there are any conflicts between such rights.

4.3         Fractional Shares. If any Conversion of Series B Preferred would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the market value of the Common Stock on the trading day immediately prior to the date of conversion (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series B Preferred shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.4         Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon a Holder Conversion in a name other than that in which the shares of the Series B Preferred so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Series B Preferred any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

Page 12 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

4.5         Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will use its commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.           Voting.

5.1         Class Voting. Except as otherwise expressly provided herein or as required by law, the Holders of Series B Preferred and the holders of Common Stock shall vote together and not as separate classes.

5.2         No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

5.3         Series B Preferred. Each outstanding share of Series B Preferred shall be entitled to one (1) vote on all shareholder matters to come before the shareholders of the Corporation (the “Voting Rights”).

6.           Adjustments For Recapitalizations.

6.1         Equitable Adjustments For Recapitalizations. The (a) Liquidation Preference, the Original Issue Price and the Voting Rights (the “Preferred Stock Adjustable Provisions”); (b) the Conversion Price, Minimum Trading Volume, Automatic Conversion Prices and the Conversion Rate (the “Common Stock Adjustable Provisions”), and (c) any and all other terms, conditions, amounts and provisions of this Designation which (i) pursuant to the terms of this Designation provide for equitable adjustment in the event of a Recapitalization; or (ii) the Board of Directors of the Corporation determine in their reasonable good faith judgment is required to be equitably adjusted in connection with any Recapitalizations (collectively Sections (c)(i) and (ii), the “Other Equitable Adjustable Provisions”), shall each be subject to equitable adjustment as provided in Sections 6.2 through 6.4, below, as determined by the Board of Directors in their sole and reasonable discretion.

Page 13 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

6.2          Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series B Preferred, the applicable Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately and equitably adjusted. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series B Preferred, the Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately and equitably adjusted.

6.3          Adjustments for Subdivisions or Combinations of Series B Preferred. In the event the outstanding shares of Series B Preferred shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series B Preferred, the applicable Preferred Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately and equitably adjusted. In the event the outstanding shares of Series B Preferred shall be combined (by reclassification or otherwise) into a lesser number of shares of Series B Preferred, the applicable Preferred Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately and equitably adjusted, provided however that the result of any concurrent adjustment in the Common Stock (as provided under Section 6.2) and Preferred Stock (as provided under Section 6.3) shall only be to affect the equitable adjustable provisions hereof once.

6.4          Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series B Preferred shall have the right thereafter to convert such shares of Series B Preferred into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series B Preferred immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

6.5          Other Adjustments. The Board of Directors of the Corporation shall also adjust equitably, and shall have the right to adjust equitably, any or all of the Preferred Stock Adjustable Provisions, Common Stock Adjustable Provisions or Other Equitable Adjustable Provisions from time to time, if the Board of Directors of the Corporation determines in their reasonable good faith judgment that such values and/or provisions are required to be equitably adjusted in connection with any Corporation action.

Page 14 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

6.6          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

7.           Redemption Rights.

7.1          Subject to the terms of any credit or debt agreements in place which prevent the Corporation redeeming the Series B Preferred shares for cash, the Corporation shall have the option, exercisable from time to time after the Original Issue Date, to redeem all or any portion of the outstanding shares of Series B Preferred (a “Corporation Redemption”) which have not been previously Converted into Common Stock (as provided above in Section 4) (the “Corporation Redemption Rights”), by paying each applicable Holder, an amount equal to (a) the Original Issue Price multiplied by the number of Series B Preferred shares held by each applicable Holder, subject to the Corporation Redemption; plus (b) the Accrued Dividends (the “Corporation Redemption Amount”).

(a)          In the event the Corporation exercises its Corporation Redemption Rights, it shall redeem and repurchase Series B Preferred pro rata between all Holders based on the Pro Rata Amount.

(b)          To exercise the Corporation Redemption Right, the Corporation shall deliver to each Holder an irrevocable written notice (a “Corporation Redemption Notice”), indicating the date the Corporation intends to pay the Corporation Redemption Amount (as applicable, the “Corporation Redemption Date”), which date may not be less than ten days nor more than 20 days from the date the Corporation Redemption Notice is delivered to a Holder. In the event the applicable aggregate Corporation Redemption Amount is not paid to the Holders on the applicable Corporation Redemption Date, the Corporation Redemption Notice shall be considered void and of no force or effect.

7.2          Effect of Redemption. The payment by the Corporation to each Holder (at each such Holder’s address of record) (or if the Holder fails to deliver the Preferred Stock Certificates and/or Lost Certificate Materials required to be delivered as discussed below in connection with such Redemption, upon the Corporation setting aside such Redemption Amount in trust for the benefit of the Holder) of the Corporation Redemption Amount (as applicable, a “Redemption Delivery”) in connection with a Corporation Redemption, and effective as of the Corporation Redemption Date, shall fully discharge the Corporation from any and all further obligations under the Series B Preferred shares redeemed and shall automatically, and without any required action by the Corporation or the Holder or his, her or its assigns (including the requirement that the Holder provide the Corporation or the Corporation’s Transfer Agent the Preferred Stock Certificates relating to such Corporation Redemption), result in the cancellation, termination and invalidation of any outstanding Series B Preferred and related Preferred Stock Certificates held by a Holder which are subject to a Corporation Redemption and shall upon the payment of the Corporation Redemption Amount, fully discharge any and all requirement for the Corporation to pay further Dividends, and which Series B Preferred shall cease accruing Dividends upon a Redemption.

Page 15 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

7.3         Further Actions Following Redemption. Without limiting the obligation of each Holder set forth herein (including in Section 7.4), the Corporation and/or the Corporation’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the payment of the Corporation Redemption Amount, to reflect the cancellation of the Series B Preferred subject to the applicable Corporation Redemption, which shall not require the approval and/or consent of any Holder, and provided that by agreeing to the terms and conditions of this Designation and the acceptance of the Series B Preferred, each Holder hereby agrees to release the Corporation and the Corporation’s Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Series B Preferred subject to and following a Corporation Redemption, regardless of the return to the Corporation or the Transfer Agent of any Preferred Stock Certificates evidencing such Series B Preferred subject to the Corporation Redemption, which as stated above, shall be automatically cancelled upon the payment of the Corporation Redemption Amount, as applicable to the Holder, or if the provisions of Section 7.5 apply and the Holder fails to deliver the Preferred Stock Certificates and/or Lost Certificate Materials, upon the Corporation setting aside such Redemption Amount in trust for the benefit of the Holder (a “Redemption Cancellation”).

7.4         Further Redemption Assurances. Notwithstanding the above, each Holder, by accepting such Preferred Stock Certificates hereby covenants that it will (a) deliver to the Corporation or the Corporation’s Transfer Agent, promptly upon the receipt of any Corporation Redemption Notice, but in any case prior to the applicable Corporation Redemption Date, the applicable Preferred Stock Certificates relating to the Corporation Redemption (or Lost Certificate Materials associated therewith); and (b) whenever and as reasonably requested by the Corporation and the Corporation’s Transfer Agent, at the Corporation’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect a Redemption Cancellation, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent.

7.5        Additional Redemption Procedures. In the event that (a) Redemption Delivery is unsuccessful notwithstanding the fact that the Corporation has mailed such applicable Corporation Redemption Amount to the correct address of the Holder as set forth in the records of the Corporation; or (b) any Holder fails to timely deliver to the Corporation for cancellation the Preferred Stock Certificates evidencing the Series B Preferred subject to such Corporation Redemption, or Lost Certificate Materials associated therewith, and the Corporation therefore refrains from completing a Redemption Delivery, such Corporation Redemption Amount shall be held by the Corporation in trust and such Corporation Redemption Amount shall be released to such Holder upon reasonable evidence to the Corporation or the Transfer Agent that such Holder is (y) the legal owner of such Corporation Redemption Amount and/or (z) the delivery to the Corporation or its Transfer Agent of the applicable Preferred Stock Certificates, as applicable, or Lost Certificate Materials, provided that the Holder’s failure to accept such Corporation Redemption Amount, the Corporation’s inability to pay any Holder its applicable Redemption Amount, and/or the Holder’s failure to deliver the Preferred Stock Certificates or Lost Certificate Materials, under either of such circumstances shall in no event effect the validity of the Corporation Redemption Cancellation, Redemption Cancellation, or the consequences of a Corporation Redemption Delivery as described in Section 7.1 hereof. Furthermore, the Holder shall be due no interest on the Corporation Redemption Amount while being held by the Corporation in trust and any and all interest, if any, which shall accrue on such amount shall be the sole property of the Corporation.

Page 16 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

7.6         Further Holder Redemption Assurances. Notwithstanding the above, each Holder, by accepting such Preferred Stock Certificates will whenever and as reasonably requested by the Corporation and the Corporation’s Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect the cancellation of such Holder’s shares in the event of a Corporation Redemption, if such may be reasonably required by the Corporation and/or the Corporation’s Transfer Agent.

7.7         Effect of All Redemptions. The Series B Preferred subject to a Corporation Redemption shall cease accruing any Dividends and shall have all Conversion rights immediately terminate effective as of the Corporation Redemption Date, unless otherwise agreed in the sole discretion of the Corporation.

Page 17 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

8.           Notices.

8.1         Notices In General. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile or email transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to, Attention: Anthony C. Schnur, 450 Gears Road, Suite 780, Houston, Texas, 77067, Fax: (713) 337-1510, Email: tschnur@lucasenergy.com, with a copy to (which shall not constitute notice) The Loev Law Firm, PC, Attn: David M. Loev, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, Fax: (713) 524-4122, Email: dloev@loevlaw.com, and (ii) if to any Holder to the address set forth in the records of the Corporation or its Transfer Agent, as applicable, or such other address as may be designated in writing hereafter, in the same manner, by such person.

8.2         Notices of Record Date. In the event that the Corporation shall propose at any time:

(a)          to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)          to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c)           to voluntarily liquidate or dissolve;

then, in connection with each such event, the Corporation shall send to the Holders of the Series B Preferred at least ten (10) Business Days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series B Preferred at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a Majority In Interest of the Series B Preferred, voting together as a single class.

Page 18 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

9.           Protective Provisions.

9.1          Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval (by written consent or at a meeting duly called, each as provided by law) of the holders of a Majority In Interest of Series B Preferred, voting together as a single class:

(a)          Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred (except to the extent required to issue PIK Shares if required by the terms set forth herein, which for the sake of clarity, and without otherwise limiting this provision, shall not require approval of the Holders);

(b)          Re-issue any shares of Series B Preferred converted pursuant to the terms of this Designation;

(c)          Create, or authorize the creation of, or issue or obligate itself to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, in each such case, other than issuances of (or in connection with issuances of) shares of Series B Preferred pursuant to the Purchase and Sale Agreement, PIK Shares and the Series C Preferred Stock;

(d)          Effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred (except pursuant to the terms hereof);

(e)           Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred;

(f)           Alter or change the rights, preferences or privileges of the shares of Series B Preferred so as to affect adversely the shares of such series;

(g)          Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the Series B Preferred with respect to liquidation; or

(h)          Amend or waive any provision of the Corporation’s Articles of Incorporation or Bylaws, each as amended, relative to the Series B Preferred so as to affect adversely the shares of Series B Preferred.

Page 19 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

For clarification, the creation or issuance of shares of other series of preferred stock, provided the rights and preferences of such series of preferred stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends are not senior to the Series B Preferred Liquidation Preference, shall not require the authorization or approval of the holders of the Series B Preferred.

9.2         The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Designation and in the taking of all such action as may be necessary or appropriate in order to protect (a) the Holder Conversion Rights of the Holders of Series B Preferred; and (b) the other rights of the Holders as set forth herein, against impairment. Notwithstanding the foregoing, nothing shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

10.         Preemptive Rights. No stockholder of the Corporation (including, but not limited to any Holder) shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

11.         Reports. The Corporation shall mail to all holders of Series B Preferred those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

12.         Replacement Preferred Stock Certificates. In the event that any Holder notifies the Corporation that a Preferred Stock Certificate evidencing shares of Series B Preferred has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the Series B Preferred identical in tenor and date (or if such certificate is being issued for shares not covered in a redemption or conversion, in the applicable tenor and date) to the original Preferred Stock Certificate evidencing the Series B Preferred, provided that the Holder executes and delivers to the Corporation and/or its Transfer Agent, as applicable, an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation and its Transfer Agent to indemnify the Corporation from any loss incurred by it in connection with such Series B Preferred certificate, and provides the Corporation and/or its Transfer Agent such other information, documents and if applicable, bonds and indemnities as the Corporation or its Transfer Agent customarily requires for reissuances of stock certificates (collectively the “Lost Certificate Materials”); provided, however, the Corporation shall not be obligated to re-issue replacement stock certificates if the Holder contemporaneously requests the Corporation to convert or redeem the full number of shares evidenced by such lost, stolen, destroyed or mutilated certificate.

Page 20 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

13.        Construction. When used in this Designation, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Designation shall refer to this Designation as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Designation unless otherwise specified; (viii) references to “dollars”, “Dollars” or “$” in this Designation shall mean United States dollars; (ix) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xi) unless otherwise stated in this Designation, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xii) references to “days” shall mean calendar days; and (xiii) the paragraph and section headings contained in this Designation are for convenience only, and shall in no manner affect the interpretation of any of the provisions of this Designation.

14.         Miscellaneous.

14.1       Cancellation of Series B Preferred. If any shares of Series B Preferred are converted pursuant to Section 4, or redeemed pursuant to Section 7, the shares so converted shall be canceled and shall return to the status of designated, but unissued Series B Preferred.

14.2       Further Assurances. Each Holder hereby covenants that, in consideration for receiving shares of Series B Preferred, that he, she or it will, whenever and as reasonably requested by the Corporation, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, agreements and documents as the Corporation or its Transfer Agent may reasonably require in order to complete, insure and perfect any of the terms, conditions or provisions of this Designation, including, but not limited to a Cancellation or Redemption Cancellation.

14.3       Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series B Preferred, make technical, corrective, administrative or similar changes in this Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series B Preferred.

14.4       Waiver. Notwithstanding any provision in this Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred granted hereunder, may be waived as to all shares of Series B Preferred (and the Holders thereof) upon the written consent of a Majority In Interest, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series B Preferred shall be required.

Page 21 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

14.5       Interpretation. Whenever possible, each provision of this Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

14.6       No Other Rights. Except as may otherwise be required by law, the shares of the Series B Preferred shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Designation.

14.7       Specific Performance. The Corporation and each Holder by accepting Preferred Stock Shares, agree that the covenants and obligations contained in this Designation relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Corporation and each Holder agree that if either the Corporation or any Holder fails or refuses to fulfill any of its obligations under this Designation or to make any payment or deliver any instrument required hereunder or thereunder, then (a) the Corporation in the event the non-performing party is any Holder; or (b) a Majority In Interest of the Holders, in the event the non-performing party is the Corporation, shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

Page 22 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other.

[Remainder of page left intentionally blank. Signature page follows.]

Page 23 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Certificate Of Designation of Lucas Energy, Inc. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series B Redeemable Convertible Preferred Stock” to be duly executed and approved this [    ] day of [____________] 2016.

DIRECTORS:

J. Fred Hofheinz
Director

Anthony C. Schnur
Director

Fred S. Zeidman
Director

Page 24 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

Exhibit A

NOTICE OF CONVERSION

This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series B Redeemable Convertible Preferred Stock of Lucas Energy, Inc., a Nevada corporation (the “Corporation”), pursuant to the terms and conditions of that certain Amended and Restated Certificate of Designation of Lucas Energy, Inc., Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Redeemable Convertible Preferred Stock (the “Designation”), approved by the Board of Directors of the Corporation on [    ], 2016. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Designation.

Conversion: In accordance with and pursuant to such Designation, the Holder hereby elects to convert the number of shares of Series B Redeemable Convertible Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Date of Conversion:
Number of Series B Redeemable Convertible Preferred Stock Held by Holder:
Prior to Conversion:
Amount Being Converted Hereby:
Common Stock Shares Due:
Series B Redeemable Convertible Preferred Stock Held After Conversion:
Accrued Dividends Converted ($):
Total Shares Due In Connection With Conversion of Dividends:
Number of Shares of Common Stock To Be Issued In Total:

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the “Shares”) issuable in accordance with the terms of the Designation as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the Securities Act, be Restricted Shares, unless the Shares are covered by a valid and effective registration under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

Page 25 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

If stock certificates are to be issued, in the following name and to the following address:	If DWAC is permissible, to the following brokerage account:
Broker:

DTC No.:

Acct. Name:

For Further Credit (if applicable):

Authority: Any individual executing this Notice of Conversion on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Notice of Conversion on behalf of such entity.

(Print Name of Holder)

By/Sign:

Print Name:

Print Title:

Page 26 of 26 Lucas Energy, Inc. Series B Redeemable Convertible Preferred Stock

EXHIBIT G

POST-CLOSING CAPITALIZATION

Series B Convertible Preferred Stock	Basic Shares		% Outstanding	% Fully Diluted Pre-Closing	% Fully Diluted Post-Closing
Tex Oak Energy, LLC	352,000		63.8%
RAD2 Minerals, Ltd.	200,000		36.2%
Total Series B	552,000		100.0%

Common Stock
Lucas Energy, Inc.	1,640,224	(1)	11.2%	7.3%	6.5%
Segundo and Sellers	13,009,664		88.8%	58.2%	51.9%
Total Common Stock	14,649,888		100.0%	65.5%	58.4%

Fully Diluted/ Reserve Shares At Closing
Options/Warrants/Shares Available under Plans	482,572			2.2%
Series B Preferred Conversion	3,942,857			17.6%
IBC Shares	390,290			1.7%
Rockwell Notes*	400,000			1.8%
TALL Notes*(2)	379,487			1.7%
TALL Warrants*(2)	164,998			0.7%
HFT Notes*	400,000			1.8%
Discover Note*	163,077			0.7%
Discover Warrants*	1,384,616			6.2%
Fully Diluted Shares Outstanding	22,357,786			100.0%

Fully Diluted/ Reserve Shares Following Discover Closings
Options/Warrants/Shares Available under Plans	482,572				1.9%
Series B Preferred Conversion	3,942,857				15.7%
IBC Shares	390,290				1.6%
Rockwell Notes*	400,000				1.6%
TALL Notes*(2)	379,487				1.5%
TALL Warrants*(2)	164,998				0.7%
HFT Notes*	400,000				1.6%
Discover Note*	163,077				0.7%
Discover Warrants*	2,495,728				9.9%
Discover Preferred*	1,618,462				6.5%
Fully Diluted Shares Outstanding	25,087,360				100.0%

* Does not factor in interest and other adjustments.

(1) May also include additional shares of common stock issuable upon conversion of outstanding convertible notes.

(2) Assumes an additional $800,000 in Notes are sold.

EXHIBIT H

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the line below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”. The representation and confirmation below shall be effective for all purposes as of the Closing Date (as defined therein) of that certain Asset Purchase Agreement by and between Lucas Energy, Inc., as Purchaser, Segundo Resources, LLC, a Texas limited liability company, as Seller Representative to the various Sellers named therein, and the Sellers named therein, dated December 30, 2015, which this Certificate of Accredited Investor Status is attached to as Exhibit H and Lucas Energy, Inc. and its attorneys and representatives shall be able to rely on this Certificate of Accredited Investor Status for any and all purposes:

_______	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Closing Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Closing Date;

Certificate of Accredited Investor Status 1 | Page

_______	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code;

_______	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

_______	an entity (other than a trust) in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status on _______________, 2016.

Name:

By:
Signature

Printed Name of Signatory (if entity):

Title:
(required for any stockholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

Certificate of Accredited Investor Status 2 | Page

EXHIBIT I

SELLING STOCKHOLDER QUESTIONNAIRE

Lucas Energy, Inc.

Questionnaire for Selling Stockholder

This questionnaire is necessary to obtain information to be used by Lucas Energy, Inc. (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of Company Common Stock to be issued in connection with that certain Asset Purchase Agreement by and between Lucas Energy, Inc., as Purchaser, Segundo Resources, LLC, a Texas limited liability company, as Seller Representative to the various Sellers named therein, and the Sellers named therein, dated December 30, 2015 (as amended and modified from time to time, the “Asset Purchase Agreement”), which this Certificate of Accredited Investor Status is attached to as Exhibit H. Certain capitalized terms used below have the meanings given to such terms in the Asset Purchase Agreement. Please complete and return this questionnaire to The Loev Law Firm, PC, the Company’s legal counsel, to the attention of David M. Loev, either by mail to 6300 West Loop South, Suite 280, Bellaire, Texas 77401, Attn: David M. Loev, by email to dloev@loevlaw.com, or by fax to (713) 920-9372. Call David M. Loev at (713) 524-4110 with questions.

FAILURE TO RETURN THE QUESTIONNAIRE MAY RESULT IN THE EXCLUSION OF YOUR NAME AND SHARES FROM THE REGISTRATION STATEMENT.

Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state.

If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

1.	Please supply your name and address below

Name:

Address:

2.	Please state the total number of currently outstanding shares of Company Common Stock and Preferred Stock that you beneficially own* (including securities acquired (or to be acquired) in connection with the closing of the Asset Purchase Agreement), the form of ownership and the date that you acquired such stock (for example only and without limitation, the name of any entity which holds Company Common Stock which you hold voting and/or dispositive control over (as well as your position with such entity (if any) and/or your ownership of such entity if such ownership provides you control over such entity) and a description of any shares held by your spouse or by your children who are minors and who live in the same household as you) and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list options and warrants. See Question #3).

Selling Stockholder Questionnaire Page 1 of 7

3.	Please list any outstanding options and warrants to purchase Company Common Stock and Preferred Stock that you beneficially own*, including (i) the number of shares of Company Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant. Please list separately all warrants acquired in the current offering.

Number of Shares Covered by Option or Warrant	Date Exercisable	Exercise Price	Expiration Date

4.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

5.	If you are an entity, please identify the natural person(s) who exercises sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3 and the Securities to be acquired in connection with the closing of the Asset Purchase Agreement.

6.	Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3.

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7.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

8.	If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

9.	With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

10.	Please review Appendix B “Plan of Distribution.” Please identify and describe any method of distribution, other than described in Appendix B, that you plan on using to sell your shares of the Company’s Common Stock. By signing below you agree to distribute your shares of the Company’s Common Stock as described in Appendix B and this Item 10 and to notify the Company of any plan to distribute the Company’s Common Stock that is not described in Appendix B or herein under Item 10.

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The undersigned hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify The Loev Law Firm, PC, at the address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Common Stock of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Dated: __________________ ____ , 2016

By:
Name:
Its:

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APPENDIX A

To Exhibit I

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.

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APPENDIX B

To Exhibit I

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of _________ shares of common stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of common stock subject to the following:

●	all or a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the over-the-counter market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

●	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

●	some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

●	in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

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The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related securities purchase agreement or will be entitled to contribution. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Selling Stockholder Questionnaire